UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           July 11, 2005

Appalachian Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

829 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 276-8000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appalachian Bancshares Inc. (the “Company”) appointed Joseph T. Moss Jr., who is 51 years old, as its president and chief operating officer, effective July 11, 2005. Mr. Moss will also serve as president and chief operating officer of Appalachian Community Bank (the “Bank”), the Company’s wholly owned commercial bank subsidiary.

Before joining the Company, Mr. Moss was a director of Ceto and Associates (“Ceto”), a national consulting firm that provides revenue-enhancement solutions for financial institutions. As one of the original members of that firm, he was instrumental in the company’s growth and was responsible for project management and product development. While at Ceto, Mr. Moss served as a consultant to the Bank. In connection with this arrangement, the Bank paid Ceto $205,000 and $15,000 in 2004 and 2005, respectively. Under an agreement with Ceto, an entity owned by Mr. Moss received approximately $27,000 of these consulting fees.

Prior to joining Ceto in 1994, Moss was a senior manager at KPMG Peat Marwick (“KPMG”), a professional services firm providing audit, tax and advisory services. At KPMG Peat Marwick, he served as a project manager within the revenue enhancement practice. He served as chief operating officer for Caribank, a $500-million asset community bank in Pompano Beach, Florida from 1987 to 1990, when he directed the sale of the bank to Citicorp. Moss began his career with the First National Bank of Atlanta in 1976, where he was responsible for numerous financial management-related projects.

Mr. Moss will initially receive base salary compensation of $250,000 per year and will be eligible to participate in the Company’s annual cash bonus plan. In addition, Mr. Moss will receive a one-time bonus of $50,000, which will be deducted from Mr. Moss’s award under the Company’s annual cash bonus plan.

Mr. Moss was also granted options to purchase 35,000 shares of the Company’s common stock at fair market value on date of grant, vesting annually in five equal installments and subject to the terms of the Company’s 1997 Employee Stock Incentive Plan. In addition, if Mr. Moss’s employment continues, he will receive 15,000 options in 2006 and 10,000 options in 2007. He will also be eligible to participate in the Company’s health insurance plan, 401(k) plan and other employee benefit plans.

The Company has agreed to provide Mr. Moss with a change in control agreement and may also enter into a written employment agreement with Mr. Moss in the future.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release issued by Appalachian Bancshares, Inc. on July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Tracy R. Newton President and Chief Executive Officer
Dated: July 15, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Appalachian Bancshares, Inc. on July 11, 2005.